Exhibit 99.1

PACIFIC GREEN CONFIRMS ITS INTENT TO ACQUIRE TUPA ENERGY LIMITED OWNED SHEAF ENERGY LIMITED, A 249 MW BATTERY ENERGY STORAGE DEVELOPMENT IN THE UK

DOVER, DE / ACCESSWIRE / September 28 , 2021 / Pacific Green Energy Storage (UK) Limited (“PGES(UK)”), a wholly-owned subsidiary of Pacific Green Technologies, Inc. (the “Company” or “PGTK”, (OTCQB:PGTK)), announces that under the terms of its framework agreement (the “Agreement”) with Tupa Energy Limited (“Tupa”), it has confirmed its intent to acquire Sheaf Energy Limited (“SEL”), a Kent, England-based 249 MW battery energy storage system (“BESS”) development wholly owned by Tupa.

Following the 99.8 MW Richborough Energy Park Limited BESS development that PGES(UK) acquired earlier this year, the 249 MW SEL BESS development is the next phase of the 1,100 MW BESS Agreement that PGES(UK) entered into with Tupa in March 2021. PGES(UK) and Tupa continue to build on the success of the initial developments, with the balance of the 750 MW expected to be operational in 2025.

PGES(UK) will continue to combine the comprehensive knowledge of the UK energy storage market and technical expertise of wholly-owned BESS design and integration specialist, Pacific Green Innoergy Technologies Limited, along with Shanghai Electric Gotion New Energy Technology Co., Limited’s (“SEG”) state-of-the-art 10 GWh per annum battery production capacity, to deliver high-quality developments at an industry-leading scale.

About Pacific Green Technologies, Inc.

Pacific Green Technologies Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers Battery Energy Storage System (BESS), CSP and PV energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit PGTK’s website:
www.pacificgreentechnologies.com

About SEG

SEG is a joint-venture between Shanghai Electric Group Co., Ltd. (“Shanghai Electric”) and Guoxuan High-tech Co., Ltd., and operates among the largest and most advanced production and supply-chain management centers in the world. Shanghai Electric (SHA: 601727), which has 70,000 employees and over US$20billion in operating revenue, provides a strong industrial backing and decades of experience in power equipment manufacturing and integration.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Pacific Green’s emission control system, potential business developments in the UK and future interest in our solar and desalination technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the framework agreement with SEG, delivering the projects with Tupa and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.